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Exhibit 10.1

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (the "Agreement") dated as of August 9, 2004, by and between Advanced Magnetics, Inc., a Delaware Corporation (the "Company"); and Sheldon L. Bloch, a director and/or officer of the Company (the "Indemnitee"):

WITNESSETH:

        WHEREAS, the Indemnitee is presently serving as a director and/or officer of the Company, and the Company desires the Indemnitee to continue in such capacity;

        WHEREAS, the Company and the Indemnitee recognize the substantial increase in corporate litigation in general as well as the adoption of recently implemented corporate governance legislation, subjecting officers and directors to expensive litigation risks, including, in certain circumstances, expenses of defending a claim regardless of its merit;

        WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve as officers and directors of the Company and to indemnify its officers and directors so as to provide them with the maximum protection permitted by law;

        WHEREAS, in view of these considerations, the Company desires to provide, independent from the indemnification to which the Indemnitee is otherwise entitled by law and under the Company's certificate of incorporation and by-laws (the "Charter Documents"), indemnification to the Indemnitee and advances of expenses, all as set forth in this Agreement to the maximum extent permitted by law;

        NOW, THEREFORE, to induce the Indemnitee to continue to serve in the Indemnitee's present capacity, to provide greater certainty as to the Indemnitee's rights and obligations, and in consideration of the premises and the mutual agreements set forth in this Agreement, the Company and the Indemnitee agree as follows:

        1.     Continued Service.    The Indemnitee agrees to continue to serve as a director and/or officer of the Company at the Company's will (or under separate agreement, if such agreement exists), in the capacity that the Indemnitee currently serves, for so long as the Indemnitee is duly elected or appointed and qualified in accordance with the Charter Documents or until the Indemnitee resigns in writing in accordance with applicable law or the Indemnitee's employment agreement with the Company, if the same exists, expires without extension or renewal or is terminated; provided, however, that this Agreement shall not create any obligation on the part of the Company to retain the Indemnitee in any such position or at any particular compensation.

        2.     Initial Indemnity.

        (a)    Third Party Proceedings.    The Company shall indemnify the Indemnitee, to the fullest extent permitted by law, if the Indemnitee is a party or is threatened to be made a party to or is otherwise involved in (including, without limitation, as a witness) any threatened, pending or completed action, suit, arbitration, or other alternate dispute resolution mechanism, or investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, administrative, investigative or criminal including, without limitation, any appeal therefrom (collectively, "Proceeding") (other than an action by or in the right of the Company), by reason of (or arising in part out of) any event or occurrence related to the fact that the Indemnitee is or was or had agreed to become a director, officer, employee and/or agent of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Corporate Status"), or by reason of any action alleged to have been taken or omitted in such capacity, against all Expenses (as defined below), judgments, fines, penalties and amounts paid in settlement (whether with or without court approval), including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto. As used herein, "Expenses" shall mean all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in a Proceeding, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

        (b)    Proceedings by or in the Right of the Company.    The Company shall indemnify the Indemnitee, to the fullest extent permitted by law if, by reason of the Indemnitee's Corporate Status, or by reason of any action alleged to have been taken or omitted on the part of the Indemnitee while serving in such capacity, the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding brought in the name or right of the Company to procure a judgment in its favor against all Expenses, and to the fullest extent permitted by law, amounts paid in settlement, including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of the foregoing, actually and reasonably incurred by the Indemnitee in connection with such Proceeding or any claim, issue or matter therein, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of (i) any Proceeding, claim, issue or matter as to which the Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any other court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such reasonable Expenses which the Court of Chancery or such other court shall deem proper; and (ii) any Proceeding, claim, issue or matter in respect of which such indemnification is expressly prohibited by applicable law.

        (c)    Mandatory Payment of Expenses.    Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding referred to in Sections 2(a) or 2(b) hereof or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith. For purposes of this Section 2 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. If the Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with each successfully resolved claim, issue or matter.

        (d)    Determination of Indemnification.    Any indemnification under Sections 2(a) or 2(b) hereof (unless ordered by a court) shall be made by the Company upon a determination in accordance with Section 3 hereof or any applicable provision of the Charter Documents, other agreement, resolution or otherwise. Such determination shall be made (i) by the Board of Directors of the Company (the "Board") by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, (ii) if such a quorum of disinterested directors is not available or so directs, by independent legal counsel (designated in the manner provided below in this subsection (d)) or (iii) by the stockholders of the Company (the "Stockholders"). Independent legal counsel shall be designated by vote of a majority of the disinterested directors; provided, however, that if the Board is unable or fails to so designate, such designation shall be made by the Indemnitee subject to the approval of the Company (which approval shall not be unreasonably withheld). The Company agrees to pay the reasonable fees and expenses of such independent legal counsel and to indemnify fully such counsel against costs, charges and expenses (including attorneys' and others' fees and expenses) actually and reasonably incurred by such counsel in connection with this Agreement or the opinion of such counsel pursuant hereto.

        (e)    Advancement of Expenses.    All Expenses incurred by the Indemnitee in the Indemnitee's capacity as a director or officer of the Company in connection with any Proceeding referenced in Section 2(a) or 2(b) hereof (including, without limitation, retainers and prepaid, deposited or escrowed amounts), shall be paid by the Company, as incurred, in advance of the final disposition of such Proceeding in the manner prescribed by Section 3(b) hereof.

        (f)    Company Amendments.    The Company shall not adopt any amendment to the Certificate or By-Laws, the effect of which would be to deny, diminish or encumber the Indemnitee's rights to indemnity pursuant to this Agreement, the Charter Documents, the General Corporation Law of the State of Delaware (the "GCL") or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the "Effective Date") upon which the amendment was approved by the Board or the Stockholders, as the case may be. In the event that the Company shall adopt any amendment to the Certificate or By-Laws, the effect of which is to so deny, diminish or encumber the Indemnitee's rights to indemnity, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof unless the Indemnitee shall have voted in favor of such adoption as a director or holder of record of the Company's voting stock, as the case may be.

        (g)    Security.    To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank letter of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

        3.     Certain Procedures Relating to Indemnification and Advancement of Expenses.

        (a)    Notice.    Except as otherwise permitted or required by the GCL, for purposes of pursuing rights to indemnification under Sections 2(a) or 2(b) hereof, as the case may be, the Indemnitee may, but shall not be required to, (i) submit to the Board a statement of request for indemnification substantially in the form of Exhibit 1 attached hereto and made a part hereof (the "Indemnification Statement") stating that the Indemnitee is entitled to indemnification hereunder; and (ii) present to the Company reasonable evidence of all expenses for which payment is requested. Submission of an Indemnification Statement to the Board shall create a presumption that the Indemnitee is entitled to indemnification under Sections 2(a) or 2(b) hereof, as the case may be, and the Board shall be deemed to have determined that the Indemnitee is entitled to such indemnification unless within 30 calendar days after submission of the Indemnification Statement the Board shall determine by vote of a majority of the directors at a meeting at which a quorum is present, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption), and the Indemnitee shall have received notice within such period in writing of such determination, that the Indemnitee is not so entitled to indemnification, which notice shall disclose with particularity the evidence in support of the Board's determination. The foregoing notice shall be sworn to by all persons who participated in the determination and voted to deny indemnification. The provisions of Section 2(d) and this Section 3(a) are intended to be procedural only and shall not affect the right of the Indemnitee to indemnification under this Agreement; and any determination by the Board that the Indemnitee is not entitled to indemnification and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review as provided in Section 6 hereof.

        (b)   For purposes of receiving advancement of expenses pursuant to Section 2(e) hereof, the Indemnitee shall submit to the Board a statement of request for advancement of expenses substantially in the form of Exhibit 2 attached hereto and made a part hereof (the "Undertaking"), stating that (i) the Indemnitee has reasonably incurred or will reasonably incur actual expenses in defending a Proceeding and (ii) the Indemnitee undertakes to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise. Such payments shall be made by the Company within 10 days of receipt by it of such Undertaking. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to the Indemnitee's ability to make repayment.

        (c)    Assumption of Defense and Selection of Counsel.    With respect to any Proceeding of which the Company is notified under Section 3(a), the Company shall be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election to do so, in which case the Indemnitee shall provide the Company such information and cooperation as the Company may reasonably require in connection with such defense and as shall be within the Indemnitee's power to so provide. After delivery of such notice from the Company to the Indemnitee of its intention to assume the defense of the Proceeding, the Indemnitee's approval of Company counsel, and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by the Indemnitee with respect to such Proceeding, other than as provided below. The Indemnitee shall have the right to retain the Indemnitee's own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after such notice, approval and retention shall be at the expense of the Indemnitee, unless (i) the retention of counsel by the Indemnitee has been authorized by the Company, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have retained counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) hereof. Notwithstanding the foregoing, the Company shall not be permitted to settle any Proceeding, or any claim, issue or matter therein, on behalf of the Indemnitee, without the prior written consent of the Indemnitee, unless the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential or resulting liability or the Indemnitee is otherwise fully indemnified against all such liability.

        (d)    Notice to Insurers.    If, at the time of the receipt by the Company of a notice of a Proceeding pursuant to Section 3(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement, or the threat of the commencement, of such Proceeding to the insurers in accordance with the procedures set forth in the respective applicable insurance policies. The Company shall thereafter take all necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided that no such payments by such insurers shall relieve the Company of any liability or obligation which it may have to the Indemnitee except as and to the extent expressly provided under this Agreement.

        4.     Subrogation; Duplication of Payments.

        (a)   In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        (b)   The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Charter Documents or otherwise) of the amounts otherwise payable hereunder.

        5.     The Indemnitee's Right to Enforce Indemnification Provisions; Presumptions and Burden of Proof; Expenses of Enforcement.

        (a)    Enforcement.    If a claim for indemnification or advancement of Expenses made to the Company pursuant to Section 3 hereof is not paid in full by the Company within 30 calendar days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.

        (b)    No Presumptions; Burden of Proof.    In any action brought under Section 4(a) hereof, it shall be a defense to a claim for indemnification pursuant to Sections 2(a) or 2(b) hereof (other than an action brought to enforce a claim for Expenses incurred in defending any Proceeding in advance of its final disposition where the Undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the GCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden or proving such defense shall be on the Company. The failure of the Company (including the Board, independent legal counsel or the Stockholders) to have made a determination prior to commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the GCL shall not be a defense to such Indemnitee's claim or create a presumption that the Indemnitee has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 2(d) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 5 shall be conducted in all respects as a de novo trial, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In connection with any determination by the Company (including the Board, independent legal counsel or the Stockholders) or otherwise as to whether the Indemnitee is entitled to indemnification or Expense advances hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled, by clear and convincing evidence. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to the Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 5(b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

        (c)   It is the intent of the Company that the Indemnitee not be required to incur the expenses associated with the enforcement of the Indemnitee's rights under this Agreement by litigation or other legal action because the cost and expenses thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed (or having the effect of being designed) to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, the Company irrevocably authorizes the Indemnitee from time to time to retain counsel of the Indemnitee's choice, at the expense of the Company as hereinafter provided, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Regardless of the outcome thereof, the Company shall pay and be solely responsible for any and all costs, charges and expenses (including attorneys' and others' fees and expenses) reasonably incurred by the Indemnitee (i) as a result of the Company's failure to perform this Agreement or any provision thereof or (ii) as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

        (d)   The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

        6.     Additional Indemnification Rights.    Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Charter Documents or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, an officer, or an agent, such changes shall be, ipso facto, within the purview of the Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        7.     Merger or Consolidation.    In the event that the Company shall be a constituent corporation in a consolidation, merger or other reorganization, the Company, if it shall not be the surviving, resulting or other corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to agree to indemnify the Indemnitee to the full extent provided in Section 2 hereof. Whether or not the Company is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as the Indemnitee would have with respect to the Company if its separate existence had continued.

        8.     Nonexclusivity; Effectiveness; and Severability.

        (a)   The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Charter Documents, the GCL, any other statute, insurance policy, agreement, vote of stockholders or directors or otherwise, both as to actions taken or omitted in the Indemnitee's official capacity and as to actions taken or omitted in another capacity while holding such office, and shall continue after the Indemnitee has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. This Agreement shall be effective as of the date set forth on the first page and shall apply to acts or omissions of the Indemnitee that occurred prior to, on, and/or after such date, provided that the Indemnitee was serving in an indemnified capacity at the time such act or omission occurred.

        (b)   If any provision or provisions of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement and the application of such provision to other persons or circumstances (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and the provision or provisions so held to be invalid, illegal or otherwise unenforceable shall be deemed reformed to the extent (and only to the extent) necessary to make it valid, legal and enforceable and to give the maximum effect to the intent of the parties hereto. Without limiting the generality of the foregoing, if this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

        9.     Partial Indemnification.    If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, fines and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion to which the Indemnitee is entitled.

        10.   Exceptions.    Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a)    Claims Initiated by the Indemnitee.    To indemnify or advance Expenses to the Indemnitee with respect to any Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) to the extent not otherwise prohibited by this Agreement, with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Charter Documents or any applicable statute or other law, (ii) in specific cases if the Board has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under Section 145 of the GCL, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, or insurance recovery, as the case may be; or

        (b)    Lack of Good Faith.    To indemnify the Indemnitee with respect to any Proceedings instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

        (c)    Insured Claims.    To indemnify the Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) to the extent such Expenses or liabilities have been paid directly to the Indemnitee by an insurance carrier under a policy of insurance; or

        (d)    Claims under Section 16(b).    To indemnify the Indemnitee for the payment of profits inuring to and recoverable by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute, and any Expenses incurred with respect thereto; or

        (e)    Other Court Determinations.    To indemnify the Indemnitee for any acts or omissions, or transactions, from which a court of competent jurisdiction finally determines an officer or director, as applicable, may not be relieved of liability under applicable law or pertinent public policy; or

        (f)    Fraud.    To indemnify the Indemnitee if a court of competent jurisdiction finally determines that the Indemnitee has committed fraud on the Company.

        11.   Mutual Acknowledgement Regarding Public Policy.    Both the Company and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission (the "SEC") to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify the Indemnitee.

        12.   Director and Officer Liability Insurance.    In all policies of director and officer liability insurance maintained by the Company (if any), the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director of the Company; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer thereof.

        13.   Governing Law.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

        14.   Consent to Jurisdiction.    The Company and the Indemnitee each hereby irrevocably consent to the personal jurisdiction of the Court of Chancery of Delaware for any purpose in connection with any actions or Proceedings that arise out of or relate to this Agreement.

        15.   Modification; Survival.    This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee's Corporate Status prior to such amendment, alteration or repeal. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party. This Agreement shall survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee's service as a director and officer of the Company and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

        16.   Notices.    All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery, if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) on the first business day after the date on which it is mailed by overnight courier service or transmitted via facsimile or (iii) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid:

    (i)
    If to the Indemnitee, at the address specified on the signature page of this Agreement; and

    (ii)
    If to the Company to:

    Advanced Magnetics, Inc.
    61 Mooney Street
    Cambridge, MA 02138

or to such other address as may have been furnished in writing pursuant to this Section 16 to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

        17.   Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        18.   Company Acknowledgement Regarding Consideration.    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to serve as a director, officer, employee and/or agent of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving in such capacity.

        19.   Certain Terms.    For purposes of this Agreement, references to the "Company" shall include, in addition to Advanced Magnetics, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which Advanced Magnetics, Inc., (or any of its subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if the Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, the Indemnitee with respect to an employee benefit plan, its participants or beneficiaries; references to the masculine shall include the feminine; references to the singular shall include the plural and vice versa; and if the Indemnitee acted in good faith and in a manner a reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referenced to herein.

        20.   Company Compliance with Law.    Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

        21.   Prior Agreement Terminated.    Indemnitee acknowledges that this Agreement supersedes in its entirety any prior Indemnification Agreement to which the Company and the Indemnitee may be parties.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ADVANCED MAGNETICS, INC.
By:	/s/ JEROME GOLDSTEIN
Printed Name:	Jerome Goldstein
INDEMNITEE
By:	/s/ SHELDON L. BLOCH
Printed Name:	Sheldon L. Bloch
Address:	[address omitted]

Exhibit 1
INDEMNIFICATION STATEMENT

STATE OF _________________________________	)
	)	SS
COUNTY OF ______________________________	)

I, [NAME], being first duly sworn, do depose and say as follows:

        1.     This Indemnification Statement is submitted pursuant to the Indemnification Agreement dated as of                        , 2004 between ADVANCED MAGNETICS, INC., a Delaware corporation (the "Company"), and the undersigned.

        2.     I am requesting indemnification against charges, costs, expenses (including attorneys' and others' fees and expenses), judgments, fines and amounts paid in settlement, all of which (collectively, "Liabilities") have been or will be incurred by me in connection with an actual or threatened action, suit, proceeding or claim to which I am a party or am threatened to be made a party.

        3.     With respect to all matters related to any such action, suit, proceeding or claim, I am entitled to be indemnified as herein contemplated pursuant to the aforesaid Indemnification Agreement.

        4.     Without limiting any other rights which I have or may have, I am requesting indemnification against Liabilities which have or may arise out of

        5.     Attached is a copy of any and all summons, citations, subpoenas, complaints, indictments and/or other documents that I have received in connection with the aforementioned action, suit proceeding or claim.

        Subscribed and sworn to before me, a Notary Public in and for said County and State, this    day of                        , 200    .

___________________________________

[Seal]

        My commission expires the            day of                        20    .

Exhibit 2
UNDERTAKING

STATE OF _________________________________	)
	)	SS
COUNTY OF ______________________________	)

I, being first duly sworn, do depose and say as follows:

        1.     This Undertaking is submitted pursuant to the Indemnification Agreement dated as of            , 2004 between ADVANCED MAGNETICS, INC., a Delaware corporation (the "Company"), and the undersigned.

        2.     I am requesting advancement of certain costs, charges and expenses which I have incurred or will incur in defending an actual or pending civil or criminal action, suit, proceeding or claim.

        3.     I hereby undertake to repay this advancement of expenses if it shall ultimately be determined that I am not entitled to be indemnified by the Company under the aforesaid Indemnification Agreement or otherwise.

        4.     The costs, charges and expenses for which advancement is requested are, in general, all expenses related to

        Subscribed and sworn to before me, a Notary Public in and for said County and State, this            day of                        , 200            .

___________________________________

[Seal]

        My commission expires the            day of            , 20    .

Schedule to Exhibit 10.1

        The following individuals are parties to Indemnification Agreements with the Company which are substantially identical in all material respects to the representative Indemnification Agreement filed herewith and are dated as of the respective dates listed below. The other Indemnification Agreements are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K.

Name of Signatory	Date
Jerome Goldstein	August 9, 2004
Sheldon L. Bloch	August 9, 2004
Michael D. Loberg	August 9, 2004
Brian J.G. Pereira	August 9, 2004
Edward B. Roberts	August 9, 2004
Mark Skaletsky	August 9, 2004
Theodore I. Steinman	August 9, 2004

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  Exhibit 10.1
INDEMNIFICATION AGREEMENT